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                                                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated February 27, 1998, incorporated by reference in this Annual Report on Form 10-K of Safeway Inc. for the fiscal year ended January 3, 1998, in the following Registration Statements of Safeway Inc.:

o No. 33-36753 on Form S-8 regarding the Safeway Inc. Outside Director Equity Purchase Plan,

o No. 33-37207 on Form S-8 regarding the Profit Sharing Plan of Safeway Inc. and its United States Subsidiaries,

o No. 33-42232 on Forms S-3 and S-8 regarding the Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

o No. 33-48884 on Form S-8 regarding the Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

o  No. 33-51552 on Form S-3 regarding Debt Securities,

o No. 33-51119 on Form S-8 regarding the Stock Option Plan for Consultants of Safeway Inc.,

o No. 33-54581 on Form S-8 regarding the Employee Stock Purchase Plan of Safeway Inc.,

o No. 33-63803 on Form S-8 regarding the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

o No. 333-13607 on Form S-8 regarding the 1987 Plan for Consultants of Safeway Stores, Inc.,

o No. 333-22837 on Form S-8 regarding The Vons Companies, Inc. Management Stock Option Plan, and

o  No. 333-40807 on Form S-3 regarding Debt Securities.




Deloitte & Touche LLP
San Francisco, California
March 20, 1998